UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2005

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Fannie Mae (formally the Federal National Mortgage Association) is providing an update on three ongoing matters–the estimated financial impact on the company from the Gulf Coast hurricanes, our Capital Restoration Plan, and the process we have established for disclosing issues that arise in the course of our accounting review.

IMPACT OF GULF COAST HURRICANES

Fannie Mae estimates that its after-tax losses as of September 30, 2005, as a result of Hurricanes Katrina and Rita are expected to be in a range of $250 million to $550 million.

We will continue to assess the financial impact of Hurricanes Katrina and Rita as more information becomes available to us. Our exposure to losses as a result of Hurricanes Katrina and Rita arises primarily from our guaranty of principal and interest payments due to holders of Fannie Mae MBS secured by property in the affected areas, our portfolio holdings of mortgages and mortgage-related securities secured by property in the affected areas, and real estate that we own in the affected areas.

The company’s preliminary estimates of the financial impact of Hurricanes Katrina and Rita involve the exercise of considerable judgment and assumptions about uncertain matters. For example, our estimates could be impacted negatively or positively if insurance recoveries, including flood insurance, the number of properties damaged, the extent of the damage, or property values are less or more than we have assumed. These preliminary estimates are inherently imprecise due to a variety of factors, including our inability to access portions of the affected areas and the limited availability of reliable data regarding the condition of properties in the affected areas. Further, the estimated range does not reflect potential issues with the pace of economic recovery in the regions affected by Hurricanes Katrina and Rita. Accordingly, the range we have estimated is based on current information, and may change as new information becomes available.

CAPITAL RESTORATION PLAN

Fannie Mae believes that we exceeded the 30 percent capital surplus requirement over our minimum capital requirement as of September 30, 2005, in compliance with the September 27, 2004 agreement with our regulator, the Office of Federal Housing Enterprise Oversight (OFHEO). Our belief reflects ongoing discussions with OFHEO, and incorporates our current assessment of accounting issues we are reviewing and their estimated financial impact, as well as our preliminary estimate of after-tax losses related to the Gulf Coast hurricanes. We will continue working closely with OFHEO to finalize our capital estimation by October 30, 2005, the due date for our formal submission.

PROCESS REGARDING ISSUES ARISING IN ACCOUNTING REVIEW

We continue our comprehensive review of our accounting policies and practices, including regular discussions with OFHEO and our new independent auditor, Deloitte & Touche, and reporting to the Audit Committee of our Board of Directors. For issues arising in the course of the review, our policy has been to address them in our regulatory filings, particularly Form 12b-25s filed with the Securities and Exchange Commission. We will continue to provide disclosure of issues when the issues have been identified and resolved in accordance with our accounting policy review procedures. In addition, we will continue to provide OFHEO, the Audit Committee, and the independent reviewers at Paul, Weiss with regular updates of issues being considered in the course of the accounting review.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This statement includes forward-looking statements, including statements regarding our estimate of our after-tax losses resulting from Hurricanes Katrina and Rita, our attainment of our capital surplus requirement, and our assessment of accounting issues we are reviewing and their estimated financial impact. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on beliefs, estimates and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to, the final resolution and financial impact of accounting issues being addressed during the restatement, the factors described above and other uncertainties inherent in management’s assumptions and estimates underlying our estimate of after-tax losses relating to the Gulf Coast hurricanes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

October 7, 2005	By:	David C. Hisey

Name: David C. Hisey
Title: Senior Vice President and Controller